UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

DRESSER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of Principal Executive Offices)

(972) 361-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Internal Review

On November 27, 2006, Dresser, Inc. (the “Company”) announced that the Audit Committee of the Company’s Board of Directors had determined at its November 20, 2006 meeting that the Company would restate its 2001, 2002 and 2003 annual and its 2003 quarterly financial statements, and that the financial statements being restated should no longer be relied upon.

The restatements primarily relate to accounting errors associated with the company’s continuing operations, including inventory valuation and derivative transactions under FAS 133, Accounting for Derivative Instruments and Hedging Activities. In addition, certain other accounting errors to be corrected relate to the company’s businesses which were sold in November 2005. The errors associated with the divested businesses relate to derivative transactions and the accounting treatment of income tax associated with intercompany inventory valuation between tax jurisdictions. The Company has previously disclosed a number of material weaknesses in its internal control environment and is continuing its efforts to remediate them.

The Audit Committee of the Company’s Board of Directors has discussed these identified matters with the Company’s independent registered public accountants, PricewaterhouseCoopers LLP.

A copy of the press release announcing the restatement is attached as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC. (registrant)

Date: November 27, 2006	By:	/s/ Robert D. Woltil
	Name:	Robert D. Woltil
	Its:	Senior Vice President and Chief Financial Officer

Index of Exhibits

Exhibit No.	Description
99.1	Press release dated November 27, 2006.